EXHIBIT 10.3

                STOCK OPTIONS AGREEMENT BETWEEN OWEN BETHEL AND
                   RIMPAC RESOURCES LTD. DATED MARCH 27, 2002











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                                      {R}
                                     RIMPAC
                                   resources
                the international technology & marketing company


                             STOCK OPTIONS AGREEMENT
                (DIRECTOR OF THE BOARD - NON-EXECUTIVE POSITION)



THIS AGREEMENT made as of March 27, 2002

BETWEEN:

                  OWEN BETHEL
                  First Floor, Saffrey Square Building
                  Bay Street & Bank Lane
                  P. O. Box N-8303
                  Nassau, Bahamas

          (hereinafter called the "Optionee")

AND:

                  RIMPAC RESOURCES, LTD.
                  3665 Ruffin Road, Suite 225 San Diego, CA 92123 U.S.A.

          (hereinafter called the "Company")


WHEREAS the Directors of the Company have authorized the granting of options to purchase shares in the capital of the Company to certain of its directors.

NOW THEREFORE THIS AGREEMENT WITNESSETH:

DEFINITION

1. In this Agreement, the term "share" or "shares" means, as the case may be, one or more Common shares, $0.001 par value, in the capital stock of the Company as constituted at the date of this Agreement.



     2001 - 2002(C)RIMPAC RESOURCES, LTD. INTERNET: WWW.RIMPACRESOURCES.COM 3665 RUFFIN ROAD, SUITE 225, SAN DIEGO, CA 92123 - TEL: (858) 569-7181 FAX:
                                 (858) 571-8497

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                                                                      Page 2


GRANTING OF OPTION AND BONUS OPTION

2. The Company hereby irrevocably grants to the Optionee a non-assignable, non-transferable option to purchase 200,000 shares in the capital stock of the Company (hereinafter called the "Option") at $1.00 per share (the "Option Price"), on the terms and conditions hereinafter set forth.

3. Based on successful performance by Optionee, the Company may offer Optionee an additional 200,000 shares, exercisable price at $5.00/share, vested over 3 years, effective March 27, 2005 to March 26, 2008 (see explanation about Exercise of Option in paragraph 4 below). The term performance may include introducing qualified potential investors to the Company or successfully help raise funds for the Company.


EXERCISE OF OPTION

4. Subject to paragraph 8 hereof, the Option shall vest over a three (3) year period, beginning March 27, 2002. Each year, the Optionee may exercise up to one-third (1/3) of the Option, by notice in writing to the Company to that effect. The Option shall be exercisable for a three-year period as shown below. Any such notice given to the Company (an "Exercise Notice") shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by a certified check to the Company in full payment of the Option Price for the number of shares then being purchased.

     DATE VESTED    EXPIRATION DATE         # OF SHARES AVAILABLE FOR PURCHASE
     -------------------------------------------------------------------------
     03/27/02       03/27/05                66,667
     03/27/03       03/27/06                66,667
     03/27/04       03/27/07                66,666


DELIVERY OF SHARE CERTIFICATE

5. The Company shall, within five business days after receipt of the Exercise Notice, deliver to the Optionee a share certificate representing the number of shares with respect to which the Option was exercised and issued as of the date of the Exercise Notice.

6. An Exercise Notice shall be deemed to have been given, if delivered, on the date of delivery, or if mailed, on the date of mailing. A mailed Exercise Notice shall be sent by prepaid registered mail addressed to the Company at its San Diego address.


OPTION ONLY

7. Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for any shares of the Company, except those shares in respect of which the Optionee shall have exercised all or any part of the Option granted hereunder.


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                                                                      Page 3

8. The Optionee shall have no rights whatsoever as a shareholder in respect of any of the shares optioned hereunder other than in respect of optioned shares upon which the Optionee shall have exercised all or any part of the Option granted hereunder and which shall have been taken up and paid for in full.



FILING WITH REGULATORY AUTHORITIES

9. This Agreement is required to be filed with the United States Securities and Exchange Commission (the "SEC").


CAPITAL REORGANIZATION

10. In the event the authorized capital of the Company as presently constituted is consolidated into a lesser number of shares or subdivided into a greater number of shares, the number of shares in respect of which the Option remains unexercised shall be decreased or increased proportionately as the case may be, and the then prevailing purchase price to be paid by the Optionee for each such share shall be correspondingly decreased or increased as applicable. In the event the Company shall determine to amalgamate or merge with any other company or companies (and the right to do so is hereby expressly reserved) whether by way of statutory amalgamation, sale of its assets and undertaking, or otherwise howsoever, then and in each such event the number of shares in the corporation resulting from such amalgamation or merger in respect of which the Option remains unexercised shall be such number of shares in that corporation as would have been acquired by the Optionee pursuant to the amalgamation or merger had the Option been fully exercised immediately prior to the date of such amalgamation or merger and the then prevailing purchase price of the shares to be paid by the Optionee shall be correspondingly decreased or increased as applicable.


TERMINATION OF OPTION

11. The Option is not assignable or transferable and shall terminate on the 30th day following the date upon which the Optionee fails to exercise it, for any reason or cause whatsoever, during the term of this Agreement; provided, however, that if such is due to the death of the Optionee, the personal representative of the Optionee shall have the right to exercise any unexercised part of the Option for a period of one year following the date of death of the Optionee.


REGULATORY AND DIRECTORS APPROVAL

12. This Agreement is subject to the approval of the Company's Directors. The granting of the Option has been approved by the members of the Company as part of the general approval for the granting of new stock options to recruit Directors of the Board of the Company passed by ordinary resolution of the members of the Company.

TIME OF THE ESSENCE

13.  Time shall be of the essence of this Agreement.

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                                                                          Page 4


SUCCESSORS

14. This Agreement shall enure to the benefit of and be binding upon the heirs, executors and administrators of the Optionee and the successors of the Company.


IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as of the day and year first above written.



RIMPAC RESOURCES, LTD.


Per:
         ---------------------------------------
         Thomas Johnson, President & CEO
         (Company)


Per:
         ---------------------------------------
         Sheldon Silverman, Director
         (Company)



OWEN BETHEL


Per:
         ---------------------------------------
         Owen Bethel
         (Optionee)